Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We consent to the incorporation by reference in Registration Statements (No. 333-108225, 333-132716) on Form S-3 of our report dated February 27, 2008 relating to the consolidated financial statements of Bottling Group, LLC and subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs referring to the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement 109,” and Statements of Financial Accounting Standards No. 123(R), “Share-Based Payment,” and No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R),” related to the requirement to recognize the funded status of a benefit plan), appearing in this Annual Report on Form 10-K of Bottling Group, LLC for the year ended December 29, 2007.
/s/ Deloitte & Touche LLP
New York, New York
February 27, 2008